Exhibit (g)(3)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

THE BANK OF NEW YORK

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF March 2, 2005

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of [Date, 200_] (the "Custodian Agreement"):

A.	ADDITIONAL CUSTODIANS
	CUSTODIAN	PURPOSE
	BANK OF NEW YORK	FICASH
FITERM
B.	SPECIAL SUBCUSTODIANS:
	SUBCUSTODIAN	PURPOSE
	BANK OF NEW YORK	FICASH
	CHEMICAL BANK, N.A.	THIRD PARTY REPURCHASE AGREEMENTS*
	CITIBANK, N.A.	GLOBAL BOND CERTIFICATES**

____________________________
* Chemical Bank, N.A. will act as Special Subcustodian with respect to third party repurchase agreements for the following Portfolios only:

Fund	Portfolio
FIDELITY INSTITUTIONAL CASH PORTFOLIOS	U.S. TREASURY PORTFOLIO II
FIDELITY HEREFORD STREET TRUST	SPARTAN MONEY MARKET FUND
FIDELITY SELECT PORTFOLIOS	MONEY MARKET PORTFOLIO
FIDELITY UNION STREET TRUST II	FIDELITY DAILY INCOME TRUST
SPARTAN WORLD MONEY MARKET FUND
FIDELITY PHILLIPS STREET TRUST	FIDELITY CASH RESERVES

** Citibank, N.A. will act as Special Subcustodian with respect to Global Bond Certificates for
Fidelity Advisor Series VIII: Fidelity Advisor Strategic Income Fund only.

C.	FOREIGN SUBCUSTODIANS:
COUNTRY	FOREIGN SUBCUSTODIAN	ELIGIBLE SECURITIES DEPOSITORIES
Argentina	Citibank, N.A.	Caja de Valores, S.A.
Central de Registracion y
Liquidacion de Titulos Publicos

Australia	National Australia Bank, Melbourne	Austraclear Ltd.
The Clearing House Electronic Subregister System

Austria	Bank Austria AG	Osterreichische Kontrollbank (OeKB)
Vienna

Bahrain	HSBC Bank Middle East	The Central Depository System - Bahrain Stock Exchange

Bangladesh	Hongkong & Shangai Banking Corp.	Central Depository of Banladesh Limited

Belgium	ING Belgium SA/NV,	Caisse Interprofessionnelle de Depot
	Brussels	et de Virement de Titres (CIK);
Banque Nationale de Belgique

Benin	Societe Generale de Banques Cote d'Ivoire	Depositaire Central/Banque de Reglement (DCBR)´

Bermuda	Butterfield Trust of Bermuda Limited	Bermuda Stock Exchange Ltd.
Hamilton

Botswana	Barclays Bank of Botswana Ltd.	None

Brazil	BankBoston, N.A., Sao Paulo	Companhia Brasileira de Liquidaco e Custodia (CBLC)
Center for the Custody and Financial Settlement of Securities (CETIP)
Special Settlement and Custody System (SELIC)

Bulgaria	ING Bank Sofia Branch	Tzentralen Depozitar AD
Bulgarian National Bank

Burkina Faso	Societe Generle de Banques Cote d'Ivoire, Abidjan	Depositaire Central/Banque de Reglement (DCBR)

Canada	Royal Bank of Canada, Toronto	Canadian Depository for Securities,
Ltd. (CDS)

Chile	BankBoston, N.A., Santiago	Deposito Central de Valores, S.A. (DCV)

China- Shanghai	Hongkong & Shangai Banking Corp., Shanghai, Shangai Branch	The China Securities Depository and Clearing Corp. (CSDCC), Shanghai Branch

China- Shenzhen	Hongkong & Shangai Banking Corp., Shanghai, Shenzhen Branch	The China Securities Depository and Clearing Corp. (CSDCC), Shenzhen Branch

Colombia	Cititrust Colombia S.A., Sociedad Fiduciaria, Bogota	Deposito Central de Valores (DCV);
Deposito Centralizado de Valores
(DECEVAL)

Costa Rica	Banco BCT S.A., San Jose	Central de Valores S.A. (CEVAL)

Croatia	Privredna Banka Zagreb d.d., Zagreb	Sredisnja Dejpozitama Agencija (SDA)
Zavod Za Platni Promet (payment agency)

Cyprus	Bank of Cyprus Public Company Ltd., Nicosia

Czech Republic	Ceskoslovenska Obchodnibanka, Banka, Prague	Czech National Bank (CNB)
	ING Bank N.V., Prague	Stredisco Cennych Papiru (SCP)

Denmark	Danske Bank, Copenhagen	Vaerdipapircentralen-VP

Ecuador	Banco de la Produccion	None

Egypt	Citibank, N.A., Cairo	Misr for Clearing, Settlement &
Depository (MCSD)

Estonia	Hansabank, Tallinn	Eesti Vaartpaberikeskus

Euro Markets	Clearstream Banking, Luxembourg	Clearstream Banking, Luxembourg
Euroclear Bank

Finland	Nordea Bank Finland plc	Suomen Arvopaperikeskus (APK)

France	CALYON, Paris	Euroclear France
BNP Paribas Securities

Germany	BHF-BANK, Frankfurt	Clearstream Banking AG, Frankfurt (CBF)

Ghana	Barclays Bank of Ghana Limited, Accra	None

Greece	BNP Paribas Securities Services, Athens	Kentriko Apothetirio Axion A.E.
Trapeza tis Hellanthos (Bank of Greece)

Guinea Bissau	Societe Generale de Banques en Cote d'Ivoire, Abidjan	Depositaire Central/Banque de Reglement (DCBR)

Hong Kong	The Hongkong & Shanghai Banking Corporation, Hong Kong	Hong Kong Securities Clearing Company Limited (Hong Kong Clearing)
The Central Money Markets Unit
(CMU)

Hungary	HVB Bank Hungary Rt., Budapest	Kozponti Elszamolohaz ed Ertektar Rt. (Keler)

Iceland	Landsbanki Islands	Verdbrefaskraning Islands hf.

India	Hongkong & Shanghai Banking Corp. Ltd.,	National Securities Depository Ltd. (NSDL)
	Mumbai	Central Depository Services Ltd. (CDSL)
Reserve Bank of India

Indonesia	Hongkong & Shanghai Banking Corp. Ltd.,	PT Kustodian Sentral Efek Indonesia
	Jakarta	Bank Indonesia

Ireland	The Bank of New York, London	CRESTCo. Ltd
	Euroclear Bank	Euroclear Bank

Israel	Bank Leumi Le-Israel, B.M., Tel Aviv	Tel Aviv Stock Exchange Clearing House (SECH) - Tel Aviv Stock Exchange (TASE)

Italy	Banca Intesa, Milan	Monte Titoli spa

Ivory Coast	Societe Generale de Banques en Cote d'Ivoire, Abidjan	Depositaire Central/Banque de Reglement (DCBR)

Jamaica	FirstCarribean International Securities Limited, Kingston	None

Japan	Mizuho Corporate Bank Ltd., Tokyo	Japan Securities Depository Center
	Bank of Tokyo, Mitsubishi	(JASDEC);
Bank of Japan

Jordan	HSBC Bank Middle East, Amman	Central Bank of Jordan

Kazakhstan	HSBC Bank Kazakhstan, Almaty	Central Depository of Securities (CJSC)

Kenya	Barclays Bank of Kenya Ltd., Nairobi	The Central Bank of Kenya

Latvia	Hansabanka Limited, Riga	Latvian Central Depository (LCD)

Lebanon	HSBC Bank Middle East Limited, Beirut	Midclear
Bank of Lebanon

Lithuania	Vilniaus Bankas, Vilnius	Lietuvos Centrinis Vertybiniu Popieriu Depozitoriumas

Luxembourg	Banque et Caisse d'Epargne de l'Etat Luxembourg,	Clearstream Banking, Luxembourg Euroclear Bank

Malaysia	Hongkong Bank Malaysia Berhad,	Bursa Malaysian Central Depository Sdn.
	Kuala Lumpur	Bank Negara Malaysia (BNM)

Mali	SocieteGenerale de Banques en Cote	Depositaire Central/Banque de Reglement
	d'Ivoire, Abidjan	(DCBR)

Malta	HSBC Bank Malta plc, Valletta	The Central Securities Depository
Central Bank of Malta

Mauritius	HongKong & Shanghai Banking Corp., Ltd.	The Central Depository & Settlement Co. Ltd. (CDS)
Port Louis

Mexico	Banco Nacional de Mexico (Banamex), Mexico City	Institutional Deposito de Valores, S. A. Ltd. (Indeval)
S.D. INDEVAL, S.A. de Valores

Morocco	Attijariwafa Bank	MAROCLEAR

Namibia	Standard Bank Namibia Ltd., Windhoek	None

Netherlands	Fortis Bank (Nederland) N.V. Amsterdam	Euroclear Netherlands
ING Bank, Amsterdam

New Zealand	National Australia Bank New Zealand National Nominees Ltd.	New Zealand Securities Depository

Niger	SocieteGenerale de Banques en Cote d'Ivoire, Abidjan	Depositaire Central/Banque de Reglement (DCBR)

Nigeria	Stanbic Bank Nigeria Ltd, Lagos	Central Securities. Clearing System Ltd.

Norway	Den Norske Bank, Oslo	Verdipapirsentralen (VPS)

Oman	HSBC Bank Middle East Limited, Ruwi	Muscat Depository and Securities Registration Company

Pakistan	Standard Chartered Bank, Karachi	Central Depository Company of Pakistan Ltd
The State Bank of Pakistan

Palestinian Autonomous Area	HSBC Bank Middle East Limited, Ramallah	Clearing, Depository and Settlement department - Palestine Securities Exchange

Panama	Bank Boston, N.A., Panama	Central Latinoamericana de Valores S.A.

Peru	Citibank, N.A., Sucursal de Lima	Cavali Institucion de Compensacion y Liquidacion de Valores S.A (CAVALI ICLV S.A.)

Philippines	Hongkong & Shanghai Banking Corp. Ltd., Manila	The Philippines Central Depository Inc.

Poland	ING Bank Slaski S.A., Katowice	Krajowy Depozyt Papierow Wartosciowych
Centralny Rejestr Bonow Skarbowych

Portugal	Banco Comercial Portugues, S.A.,	Interbolsa
Lisbon

Qatar	HSBC Bank Middle East Limited, Doha	Central Registry, Doha Securities Market

Romania	ING Bank N.V., Bucharest Branch	Societatea Nationale de Coompensare, Decontair si Depozitore Valori Mobiliane
Bucharest Stock Exchange (BSE)
National Bank of Romania

Russia	Vneshtorgbank Bank for	Vneshtorgbank
	Foriegn Trade of Russia, Moscow	National Depository Center (NDC)
ING Bank (Eurasia) ZAO

Senegal	SocieteGenerale de Banques en Cote d'Ivoire, Abidjan	Depositaire Central/Banque de Reglement (DCBR)

Singapore	United Overseas Bank, Singapore	Central Depository Pte Ltd. (CDP)
Monetary Authority of Singapore
The Development Bank of Singapore Ltd., Singapore

Slovak Republic	Ceskowslovenska Obchodna Banka, A.S., Bratislava	Centralny depozitar cennych papierov SR, a.s. (CD)
National Bank of Slovakia (NBS)

Slovenia	Bank Austra Creditanstalt d.d. Ljubljana	Centralna Klirinsko Depotna Druba d.d.

South Africa	Standard Bank of South Africa, Johannesburg	South African Reserve Bank
STRATE Ltd.

South Korea	Hongkong & Shangai Banking Corp., Seoul	Korea Securities Depository

Spain	Banco Bilbao Vizcaya, Madrid	Iberclear

Banco Santander Central Hispano, Madrid

Sri Lanka	Hongkong & Shangai Banking Corp. Colombo	Central Depository System, (Pvt) Ltd.

Swaziland	Standard Bank Swaziland Ltd., Mbabane	None

Sweden	Skandinaviska Enskilda Banken, Stockholm	Vardepappercentralen VPC AB

Switzerland	Credit Suisse, Zurich	SegaIntersettle (SIS)

Taiwan	Hongkong & Shangai Banking Corp., Ltd.,	Taiwan Securities Central Depository Co. Ltd.
Debt Instrument Depository and Clearing Co. Ltd.

Thailand	Hongkong & Shangai Banking Corp., Bangkok	Thailand Securities Depository Company Limited (TSDC)
Bangkok Bank Ltd., Bangkok

Togo	SocieteGenrale de Banques Cote d'Ivoire, Abidjan	Depositaire Central/Banque de Reglement (DCBR)

Trinidad & Tobago	Republic Bank Limited	None

Tunisia	Banque Internationale Arabe de Tunisie	Societe Tunisienne Interprofessionelle pour la Compensation et les Depots des Valeurs Mobilieres (STICODEVAM)

Turkey	Garanti Bank Instanbul	Takasbank
Central Bank of Turkey (CBT)

U.A.E.	HSBC Bank Middle East Limited, Dubai	The Clearing, Depository and Settlement (CDS), a department

Ukraine	ING Bank Ukraine, Kiev	National Bank of Ukraine (NBU)

United Kingdom	Depository and Clearing Centre (DCC)/JPMorgan Chase Bank N.A.	CrestCo Ltd.
	The Bank of New York, London	Central Moneymarkets Office (CMO)

United States	The Bank of New York, NY	Depository Trust Company
Federal Reserve Bank of N.Y.

Uruguay	BankBoston, N.A., Uruguay Branch	Banco Central de Uruguay (BCU)

Venezuela	Citibank, N.A. Sucursal, Venezuela	The Caja Venezolana de Valores
(CVV)
Banco Central de Venezuela

Vietnam	Hongkong & Shangai Banking, Corp., Vietnam	Securities Trading Center

Zambia	Barclays Bank of Zambia Ltd.	LuSE Central Shares Depository
Bank of Zambia

Zimbabwe	Barclays Bank of Zimbabwe Ltd.	None

Each of the Investment Companies Listed on Appendix "A" to the Custodian Agreement, on Behalf of each of Their Respective Portfolios

BY:	/s/John Costello
NAME:	John Costello
TITLE	Assistant Treasurer

The Bank of New York

BY:	/s/Edward G. McGann
NAME:	Edward G. McGann
TITLE:	Managing Director